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                                                                   EXHIBIT 10.84

                       [ON LETTERHEAD OF BOMBARDIER INC.]

                                                                    CONFIDENTIAL

August 15, 1997
Our Ref:  B97-7701-RJTL-349L


                              SETTLEMENT AGREEMENT


This Agreement is entered into this 15th day of August 1997

by and between

                                  Bombardier Inc., represented by its
                                  Regional Aircraft Division
                                  ("BRAD")

                                  AND

                                  Mesa Air Group, Inc. ("Mesa")

Whereas BRAD and Mesa have entered into purchase agreement 8-0299 dated March 24, 1995 (the "Purchase Agreement") for the purchase of twenty-five (25) Dash 8-200 aircraft (the "Aircraft"), as same has been amended:

Whereas by letter dated April 23, 1997, Mesa gave notice of its intention to terminate the purchase of Aircraft numbers 13 through 25;

Whereas the parties desire to resolve and settle any and all dispute pertaining to the Purchase Agreement;

THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE 1. Mesa hereby withdraws its cancellation notice for Aircraft number 13 to 20 and starting in August of 1997, Mesa will take delivery of aircraft 13 through 20 ("Undelivered Aircraft") at a rate of one aircraft per month. The Undelivered Aircraft will not have the NVS and the Lightweight Bulkhead installed.

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ARTICLE 2. Mesa hereby renounces its rights to the retrofit of the NVS and
Lightweight Bulkhead on the aircraft already delivered. In addition, Mesa will accept the current Watermark restriction in the cargo compartment. Mesa hereby
[ * ] in connection with or relating to said NVS, Lightweight Bulkhead, Cargo Watermark and other configuration [ * ] in the Aircraft already delivered provided however that nothing herein contained shall relieve BRAD of its ongoing obligations with respect to the Warranty and Service Life Policy provisions of the Agreement for such other configuration [ * ].

ARTICLE 3. Within five (5) business days of the execution of this Agreement, BRAD will [ * ] due under the Purchase Agreement, totaling as of June 30, 1997, [ * ], and BRAD will remain current on all such [ * ] in the future.

ARTICLE 4. In accordance with the Purchase Agreement, the Parked Trade-In Aircraft will be placed on Mesa's (or Westair's certificate as long as Westair remains under the control and ownership of Mesa Air Group, Inc.) FAA, Part 121 operating certificate. [ * ]. The Parked Trade-In Aircraft will remain on Mesa's (or Westair's as applicable) operating certificate until notified in writing by BRAD, in accordance with the provisions of the Purchase Agreement.

ARTICLE 5. The Parked Trade-In Aircraft will be ferried from their current location in Mena, AK to Mesa's (and/or Westair's) facilities in Fresno, CA. [ * ].

ARTICLE 6. The Parked Trade-In Aircraft will be stored together in a secure location at Mesa's (and/or Westair's) facility in Fresno. Access to the Parked Trade-In Aircraft will be limited to Mesa personnel performing mandatory checks, or work requested by BRAD. [ * ].

ARTICLE 7. Mesa shall maintain or cause to be maintained the Parked Trade-In Aircraft in such a condition as to remain in compliance with (i) Mesa's and/or Westair's maintenance program requirements, and (ii) with the terms and conditions of the lease covering the respective aircraft. In addition, [ * ]. For the above work Mesa shall be entitled to [ * ]:

                  a)       [ * ]             [ * ]
                  b)       [ * ]             [ * ]
                  c)       [ * ]             [ * ]

[ * ].

ARTICLE 8. [ * ]. Except for the Parked Trade-In Aircraft as of the date of this Settlement Agreement, [ * ], as the case may be.


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ARTICLE 9. BRAD will [ * ] from Mesa the [ * ] and [ * ] discovered after
October 1996 which are certified with appropriate supporting documentation in accordance with the terms and conditions specified in Letter Agreement MJR-003 to the Purchase Agreement. Mesa will submit the description of the [ * ] on or before September 1, 1997. BRAD will not have any [ * ] not on the list as of September 1, 1997.

ARTICLE 10. Mesa hereby exercises its right under CCO #4, dated August 14, 1996, as amended by CCO #5 dated December 13, 1996, to cancel aircraft #20 through #25 of the Undelivered Aircraft.

ARTICLE 11. [ * ] (Ref: B96-7701-RL-2764L).

ARTICLE 12. In consideration of this Settlement Agreement, BRAD hereby grants to Mesa the right to convert the order of Undelivered Aircraft, on a one-for-one basis, for an equivalent order of CRJ aircraft. Mesa may exercise this conversion right by exercising two blocks of Option Aircraft totaling eight CRJ aircraft, for which BRAD has not already committed to take EMB-120 aircraft in trade, upon the terms of Letter Agreement RJTL-CRJ0351-001 to Purchase Agreement CRJ-0351 dated January 31, 1997.

ARTICLE 13. If Mesa exercises its conversion right as provided in Article 12 above, the Dash 8 Flexparts inventory will be adjusted to reflect a fleet of 12 Aircraft.

ARTICLE 14. Mesa and BRAD agree that this Settlement Agreement shall be the full and final settlement of all claims, demands, causes of action which either party may have as of the date hereof relating to the Aircraft and the Purchase Agreement or to the subject matters covered herein, including without limitation:

(1)      Any claims of BRAD regarding:

         a)       The [ * ] of the EMB 120 Serial No. 30, 54, 79, 96
         b)       The [ * ] of Dash 8-100, Serial Number 282
         c)       The [ * ] of the seven (7) Dash 8-300 aircraft
         d)       The [ * ] against serial number 279
         e)       The [ * ] provided with the Undelivered Aircraft

(2)      Any claim of Mesa regarding:

         a) With respect to the [ * ] (except for the on-going obligations of BRAD under the Purchase Agreement such as Warranty);


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         b)       With respect to the [ * ], including lack of NVS, lightweight bulkhead and cargo watermarks of the Aircraft already delivered;

         c)       The [ * ] of the Aircraft;

         d)       [ * ].

ARTICLE 15. This Settlement Agreement shall be governed by the laws of the State of [ * ].

ARTICLE 16.                As compensation for the above, [ * ].

In witness whereof the parties hereto have signed this 15th day of August 1997.

Bombardier Inc.                             Mesa Air Group, Inc.



/s/ Richard Allison                         Per: /s/ Larry L. Risley
-----------------------------                   -------------------------------
Richard Allison
Vice-President, Sales -                     Title: Chairman/CEO
   The Americas                                   -----------------------------

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "